                                                          Exhibit No. EX-99.d.12

                             SUB-ADVISORY AGREEMENT

     AGREEMENT  made by and between  DELAWARE  MANAGEMENT  COMPANY,  a series of
DELAWARE MANAGEMENT BUSINESS TRUST (the "Investment Manager") and TCW INVESTMENT
MANAGEMENT COMPANY (the "Sub-Adviser").

                                   WITNESSETH:

     WHEREAS,  OPTIMUM  FUND  TRUST  (the  "Trust")  is  an  investment  company registered  under the  Investment  Company  Act of 1940,  as amended  (the "1940
Act"),  and is  organized  as a  statutory  trust under the laws of the State of
Delaware; and

     WHEREAS,  OPTIMUM  LARGE CAP VALUE  FUND  (the  "Fund")  is a series of the
Trust; and

     WHEREAS,  the Investment Manager and the Trust, on behalf of the Fund, have entered into an agreement (the "Investment  Management  Agreement")  whereby the
Investment Manager will provide  investment  advisory services to the Trust with respect to the Fund; and

     WHEREAS,  the  Investment  Manager has the authority  under the  Investment
Management Agreement to retain one or more sub-advisers to assist the Investment
Manager in providing  investment  advisory services to the Trust with respect to the Fund; and

     WHEREAS,   the  Investment  Manager  and  the  Sub-Adviser  are  registered investment  advisers under the Investment  Advisers Act of 1940, as amended (the
"Advisers  Act"),  and engage in the business of providing  investment  advisory services; and

     WHEREAS, the Board of Trustees (the "Board" or the "Trustees") of the Trust
and the  Investment  Manager  desire  that the  Investment  Manager  retain  the
Sub-Adviser  to render  investment  advisory and other  services with respect to that  portion  of the Fund as the  Investment  Manager  shall  from time to time allocate to the  Sub-Adviser  (the  "Managed  Portion")  in the manner,  for the period, and on the terms hereinafter set forth;

     NOW, THEREFORE,  in consideration of the mutual covenants herein contained, and each of the parties hereto  intending to be legally  bound,  it is agreed as follows:

     1.   (a)  The Sub-Adviser will supervise and direct the  investments of the assets of the Managed  Portion of each Fund listed on Schedule A attached hereto in accordance with the Fund's investment objectives,  policies, and restrictions as provided in the Fund's Prospectus and Statement of Additional Information, as
currently in effect and as the same may be hereafter  modified,  amended  and/or supplemented from time to time  (hereinafter  referred to as the "Prospectus and
SAI"), and such other limitations as the Fund may impose by notice in writing to the Sub-Adviser, subject always to the supervision and control of the Investment
Manager and the Board.

          (b)  As   part  of   the  services  it  will  provide  hereunder,  the
Sub-Adviser  is authorized  and directed,  in its  discretion  and without prior consultation with the Fund or the Investment Manager to:

               (i)  obtain  and  evaluate  information  relating  to  investment recommendations,  asset allocation advice,  industries,  businesses,  securities markets, research, economic analysis, and other investment services with respect to the  securities  that are  included in the Managed  Portion or that are under consideration  for  inclusion  in the  Managed  Portion  and invest the  Managed
Portion in accordance  with the  Investment  Manager's  and the Board's  written direction as more fully set forth herein and as otherwise directed;

               (ii) regularly  make decisions as to what  securities to purchase and sell on behalf of the Fund with respect to the Managed  Portion,  effect the purchase and sale of such  investments in  furtherance of the Fund's  objectives and policies,  and furnish the Board with such information and reports regarding the  Sub-Adviser's  activities in the  performance of its duties and obligations under this Agreement as the Investment Manager deems appropriate or as the Board may reasonably request, including such reports,  information, and certifications as the  officers  of the Trust may  reasonably  require in order to comply  with applicable  federal  and  state  laws and  regulations  and Trust  policies  and procedures;

               (iii) provide any and all material composite or other performance information,  records and supporting  documentation  about accounts or funds the
Sub-Adviser  manages,  if appropriate,  that are relevant to the Managed Portion and that have  investment  objectives,  policies,  and strategies  substantially similar to those  employed by the  Sub-Adviser  in managing the Managed  Portion that may be reasonably  necessary,  under  applicable laws, to allow the Fund or its agent to present information  concerning the Sub-Adviser's prior performance in the Fund's  Prospectus  and SAI, and any  permissible  reports and  materials prepared by the Fund or its agent;

               (iv)  provide   information   as  reasonably   requested  by  the
Investment  Manager  or the  Board  to  assist  them or  their  delegate  in the determination  of the fair value of certain  portfolio  securities  when  market quotations are not readily  available for the purpose of calculating  the Fund's net asset value in accordance  with  procedures  and methods  established by the
Board;

               (v) vote proxies, exercise conversion or subscription rights, and respond to tender offers and other consent  solicitations  ("Corporate Actions")
with respect to the issuers of  securities in which Fund assets may be invested, provided materials relating to such Corporate Actions have been forwarded to the
Sub-Adviser  in a timely fashion by the Fund's  custodian or otherwise  known to the  Sub-Adviser,  and to  submit  reports  regarding  such  Corporate  Actions, including a copy of any policies  regarding  such Corporate  Actions,  in a form reasonably  satisfactory  to the  Investment  Manager  and the  Fund in order to comply with any applicable federal or state reporting requirements;

               (vi) provide  performance  and other  information  as  reasonably requested  by the  Investment  Manager  or the  Board  to  assist  them or their delegate in conducting ongoing due diligence and performance monitoring; and

               (vii) except as the Investment  Manager and the  Sub-Adviser  may agree in writing from time to time,  maintain all accounts,  books,  and records with respect to the Managed Portion as are required of an investment  adviser of a registered  investment  company  pursuant to the 1940 Act and the Advisers Act and the rules  thereunder.  The  Sub-Adviser  shall  furnish  to the  Investment
Manager  copies of all such  accounts,  books,  and  records  as the  Investment
Manager may  reasonably  request.  The  Sub-Adviser  agrees that such  accounts, books, and records are the property of the Trust, and will be surrendered to the
Trust promptly upon request,  with the  understanding  that the  Sub-Adviser may retain its own copy of all records.

          (c)  The Sub-Adviser  shall not consult with any other  sub-adviser of the Fund or of any fund that is an  "affiliated  person" of the Fund  concerning transactions for the Fund in securities or other assets. In no instance will any portfolio  securities of the Fund be purchased  from, or sold to, the Investment
Manager, the Sub-Adviser,  the Trust's principal underwriter,  or any affiliated persons of the Trust,  the Investment  Manager,  the  Sub-Adviser or the Trust's
principal  underwriter,  acting as principal in the  transaction,  except to the extent  permitted by the Securities and Exchange  Commission (the "SEC") and the
1940 Act, including Rule 17a-7 thereunder. The Sub-Adviser acknowledges that the
Investment  Manager  and the Trust may rely on Rule  17a-7,  Rule  17a-10,  Rule
10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act.

          (d)  In  furnishing  services  hereunder,  the  Sub-Adviser  shall  be subject  to,  and shall  perform  in  accordance  with,  the  provisions  of the following that apply to the Sub-Adviser's activities in regards to the Fund: (i)
the Trust's  Agreement and  Declaration  of Trust,  as the same may be hereafter modified,  amended,  and/or  supplemented  from time to time;  (ii) the  Trust's
By-Laws,  as the same may be hereafter  modified,  amended,  and/or supplemented from time to time;  (iii) the Fund's  Prospectus  and SAI; (iv) the 1940 Act and
the  Advisers  Act and the  rules  under  each and all other  federal  and state securities  laws or  regulations  applicable to the Trust and the Fund;  (v) the
Trust's  compliance  policies  and  procedures  adopted from time to time by the
Board for compliance by the Trust with the Federal Securities Laws (as that term is  defined  in Rule  38a-1(e)(1)  under the 1940  Act)  (together,  the  "Trust
Compliance Procedures") and any other Trust policies and procedures adopted from time to time by the Board;  and (vi) the written  instructions of the Investment
Manager.  The Investment  Manager agrees to provide the Sub-Adviser with current copies of the Trust's and the Fund's  documents  mentioned above and all changes made to such documents.

          (e)  In order to  assist the Trust and the  Trust's  chief  compliance officer  (the  "Trust  CCO")  and the  Investment  Manager  and  the  Investment
Manager's Chief Compliance Officer (the "IM CCO") in satisfying the requirements contained in Rule 38a-1 under the 1940 Act and Rule  206(4)-7  under the Adviser
Act, respectively, the Sub-Adviser shall provide to the Trust CCO and/or IM CCO:
(i)  direct  access  to  the   Sub-Adviser's   chief  compliance   officer  (the
"Sub-Adviser  CCO") and its officers and employees,  as reasonably  requested by the  Trust  CCO  and/or  IM CCO;  (ii)  quarterly  reports  confirming  that the
Sub-Adviser has complied with the Trust Compliance  Procedures that apply to the
Sub-Adviser in managing the Managed Portion; and (iii) quarterly  certifications with  respect to  Material  Compliance  Matters (as that term is defined in Rule
38a-1(e)(2) under the 1940 Act) related to the  Sub-Adviser's  management of the
Managed Portion.

     The Sub-Adviser shall promptly provide the Trust CCO and IM CCO with copies and summaries of: (i) the  Sub-Adviser's  policies and procedures for compliance by the Sub-Adviser with the Federal  Securities Laws and to prevent violation of the Advisers Act (together, the "Sub-Adviser Compliance  Procedures");  and (ii)
any material changes to the Sub-Adviser Compliance  Procedures.  The Sub-Adviser
shall  cooperate  fully  with the Trust CCO and IM CCO so as to  facilitate  the
Trust CCO's and IM CCO's performance of their respective  responsibilities under
Rule 38a-1 and Rule  206(4)-7,  including to review,  evaluate and report to the
Board on the  operation  of the  Sub-Adviser  Compliance  Procedures,  and shall promptly  report  to the  Trust CCO and IM CCO any  Material  Compliance  Matter
arising  under the  Sub-Adviser  Compliance  Procedures  involving  the  Managed
Portion.  The  Sub-Adviser  shall  allow  the Trust CCO  and/or  the IM CCO,  as reasonably  requested  from  time to time,  access to  examine  and  review  the
Sub-Adviser's Compliance Procedures and the Sub-Adviser's adherence thereto. The
Sub-Adviser  shall  provide to the Trust CCO and IM CCO: (i)  quarterly  reports
confirming  the  Sub-Adviser's   compliance  with  the  Sub-Adviser   Compliance
Procedures in managing the Managed Portion;  and (ii)  certifications that there were no Material  Compliance  Matters involving the Sub-Adviser that arose under the  Sub-Adviser  Compliance  Procedures that affected the Managed  Portion.  At least annually,  the Sub-Adviser  shall provide a certification to the Trust CCO and IM CCO to the effect that the  Sub-Adviser  has in place and has implemented policies and procedures that are reasonably designed to ensure compliance by the
Sub-Adviser with the Federal Securities Laws,  including the conduct and results of our annual review for adequacy and effectiveness.

          (f)  The  Sub-Adviser shall assist the Fund in the  preparation of the
Trust's registration statement,  the Prospectus and SAI, shareholder reports and other regulatory filings, or any amendment or supplement thereto  (collectively,
"Regulatory Filings"), and shall provide the Fund with disclosure for use in the
Fund's Regulatory Filings, including, without limitation,  disclosure related to
the   Sub-Adviser's   investment   management   personnel,   portfolio   manager
compensation,  investment management strategies and techniques, and proxy voting policies.  The Sub-Adviser shall provide such certifications  regarding the Fund as the Trust's  officers may reasonably  request for purposes of the preparation of any Regulatory Filings.

          (g)  The  Sub-Adviser hereby agrees during the period  hereinafter set forth to render the services and assume the obligations herein set forth for the compensation  herein provided.  The Sub-Adviser shall for all purposes herein be deemed to be an independent  contractor,  and shall,  unless otherwise expressly provided and authorized,  have no authority to act for or represent the Trust in any way, or in any way be deemed an agent of the Trust.

     2.   (a)  Under the terms of the Investment Management Agreement, the Trust shall  conduct its own  business  and affairs  and shall bear the  expenses  and salaries necessary and incidental  thereto  including,  but not in limitation of the  foregoing,  the costs  incurred in: the  maintenance  of its existence as a statutory  trust  organized  under  the  laws  of the  State  of  Delaware;  the maintenance  of its own books,  records,  and  procedures;  dealing with its own shareholders;  the payment of dividends;  transfer of shares, including issuance and repurchase of shares; preparation of share certificates, if any; reports and
notices  to  shareholders;   calling  and  holding  of  shareholders'  meetings;
miscellaneous office expenses; brokerage commissions;  custodian fees; legal and accounting fees; taxes; and federal and state registration fees.

          (b)  Directors,  officers  and  employees  of the  Sub-Adviser  may be directors,  officers  and  employees  of other  funds  that  have  employed  the
Sub-Adviser  as  sub-adviser  or  investment  manager.  Directors,  officers and employees of the Sub-Adviser who are Trustees,  officers and/or employees of the
Trust, shall not receive any compensation from the Trust for acting in such dual capacity.

          (c)  In the conduct of the respective  business of the parties  hereto and in the performance of this Agreement, the Trust, the Investment Manager, and the Sub-Adviser may share facilities common to each, which may include legal and accounting  personnel,  with appropriate proration of expenses between and among them.

     3.   (a)  The  Sub-Adviser  will select brokers  and dealers  to effect all
Fund  transactions  subject to the conditions set forth herein.  The Sub-Adviser will place all necessary  orders with  brokers,  dealers,  or issuers,  and will negotiate brokerage commissions,  if applicable.  The Sub-Adviser is directed at all  times  to seek to  execute  transactions  for the  Managed  Portion  (i) in accordance  with any  written  policies,  practices  or  procedures  that may be established by the Board or the  Investment  Manager from time to time, and (ii)
as  described  in the Fund's  Prospectus  and SAI. In placing any orders for the purchase  or sale of  investments  for the Fund,  with  respect  to the  Managed
Portion,  the  Sub-Adviser  shall use its best efforts to obtain for the Managed
Portion  "best  execution,"  considering  all of the  circumstances,  and  shall maintain records adequate to demonstrate compliance with this requirement.

          (b)  Subject  to  the  appropriate policies and procedures approved by the Board, the Sub-Adviser may, to the extent authorized by Section 28(e) of the
Securities  Exchange Act of 1934,  as amended (the  "Exchange  Act"),  cause the
Managed  Portion to pay a broker or dealer that  provides  brokerage or research services to the Investment  Manager,  the Sub-Adviser and the Managed Portion an
amount of commission for effecting a Fund transaction in excess of the amount of commission  another  broker or dealer  would have  charged  for  effecting  that transaction if the Sub-Adviser  determines,  in good faith,  that such amount of commission is reasonable in relation to the value of such  brokerage or research services  provided  viewed  in  terms  of  that  particular  transaction  or the
Sub-Adviser's overall responsibilities to the Fund or its other advisory clients for  which  the  Investment  Manager  or the  Sub-Adviser  exercises  investment discretion.  To the  extent  authorized  by  Section  28(e) and the  Board,  the
Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this  Agreement  or  otherwise  solely by reason of such action.
Subject to seeking best execution and  compliance  with  applicable  federal and state securities laws and regulations,  the Board or the Investment  Manager may direct  the  Sub-Adviser  to  effect  transactions  in Fund  securities  through broker-dealers in a manner that will help generate  resources to pay the cost of certain  expenses  that the Trust is  required  to pay or for which the Trust is required to arrange payment.

          (c)  Any  entity  or  person associated with the Investment Manager or the Sub-Adviser that is a member of a national securities exchange is authorized to effect any  transaction  on such  exchange for the account of the Fund to the extent and as permitted by Section 11(a)(1)(H) of the Exchange Act.

     4.   As compensation for the  services  to be rendered to the Trust for the benefit of the Fund by the  Sub-Adviser  under the provisions of this Agreement, the  Investment  Manager  shall  pay to the  Sub-Adviser  a fee as  provided  in
Schedule A attached hereto.

     5.   The services to be rendered  by the  Sub-Adviser  to the Trust for the benefit of the Fund under the  provisions of this Agreement are not to be deemed to be  exclusive,  and  the  Sub-Adviser  shall  be free to  render  similar  or different  services  to others so long as its  ability  to render  the  services provided for in this Agreement shall not be impaired thereby.

     6.   (a)  Subject   to   the   limitation  set  forth  in  Paragraph 5, the
Sub-Adviser,  its directors,  officers,  employees, agents, and shareholders may engage in other  businesses,  may render  investment  advisory services to other investment  companies,  or  to  any  other  corporation,  association,  firm  or individual,  and may render  underwriting  services to the Trust or to any other investment company, corporation, association, firm or individual.

          (b)  Neither the Investment Manager,  the Trust nor the Fund shall use the Sub-Adviser's actual or fictitious name(s), mark, derivative and/or logo (or that of any  affiliate  of the  Sub-Adviser,  other  than that of the Fund,  the
Trust,  or any affiliate of the  Investment  Manager that is an affiliate of the
Sub-Adviser solely by reason of the Sub-Adviser's provision of services pursuant to this  Agreement)  or  otherwise  refer to the  Sub-Adviser  in any  materials distributed to third parties,  including the Fund's shareholders,  without prior review and written  approval by the  Sub-Adviser,  which may not be unreasonably withheld or delayed. Upon termination of this Agreement, the Investment Manager, the  Trust and the  Fund,  shall,  to the  extent  applicable  and as soon as is reasonably  possible,  cease  to use  the  Sub-Adviser's  actual  or  fictitious name(s), mark, derivative and/or logo.

          (c)  The Sub-Adviser  shall not use the Investment  Manager's name (or that of any  affiliate  of the  Investment  Manager) or  otherwise  refer to the
Investment Manager in any materials distributed to third parties,  including the
Fund's shareholders, without prior review and written approval by the Investment
Manager,  which may not be unreasonably withheld or delayed. Upon termination of this Agreement, the Sub-Adviser,  shall, to the extent applicable and as soon as is reasonably  possible,  cease to use the actual or fictitious  name(s),  mark, derivative and/or logo of the Investment Manager, the Trust and the Fund.

     7.   (a)  In  the   absence   of  willful  misfeasance,  bad  faith,  gross
negligence,   or  reckless  disregard  in  the  performance  of  its  duties  as
Sub-Adviser  to the Trust on behalf of the Fund,  the  Sub-Adviser  shall not be liable to the Trust, the Fund, the Investment  Manager or any shareholder of the
Trust for any action or omission in the course of, or connected with,  rendering services  hereunder  or for any losses that may be  sustained  in the  purchase, holding  or sale  of any  security,  or  otherwise.  The  Sub-Adviser  makes  no representation or warranty, express or implied, that any level of performance or investment  results will be achieved by the Managed Portion or the Fund, or that the Managed  Portion or the Fund will  perform  comparably  with any standard or index, including other clients of Sub-Adviser, whether public or private.

          (b)  The Investment Manager shall  indemnify the  Sub-Adviser  and its affiliates and its or their controlling persons, officers, directors, employees, agents,  legal  representatives  and persons  controlled  by it (which shall not include the Trust or the Fund) (collectively,  "Sub-Adviser Related Persons") to the fullest extent permitted by law against any and all loss, damage, judgments, fines, amounts paid in settlement and reasonable expenses,  including attorneys'
fees, (collectively "Losses") incurred by the Sub-Adviser or Sub-Adviser Related
Persons  arising from or in connection with this Agreement or the performance by the Sub-Adviser or Sub-Adviser  Related Persons of its or their duties hereunder
so  long  as  such  Losses  arise  out  of  the  Investment   Manager's  willful
misfeasance,  bad faith,  gross negligence,  or reckless disregard in performing its  responsibilities  hereunder,  including,  without  limitation,  such Losses arising under any applicable law or that may be based upon any untrue  statement of a material  fact  contained  in the Trust's  Registration  Statement,  or any amendment thereof or any supplement  thereto, or the omission to state therein a material  fact that was known or that should have been known and was required to be stated  therein or necessary to make the statements  therein not  misleading, unless  such  statement  or  omission  was  made  in  reasonable  reliance  upon information  furnished to the Investment Manager or the Trust by the Sub-Adviser
or a Sub-Adviser  Related Person  specifically for inclusion in the Registration
Statement or any amendment thereof or supplement  thereto,  except to the extent any  such  Losses  referred  to  in  this  paragraph  (b)  result  from  willful misfeasance,  bad faith,  gross negligence or reckless  disregard on the part of the Sub-Adviser or a Sub-Adviser Related Person in the performance of any of its duties under, or in connection with, this Agreement.

          (c)  The Sub-Adviser  shall  indemnify the Investment  Manager and its affiliates and its or their controlling persons, officers, directors, employees, agents,  legal  representatives  and  persons  controlled  by it  (collectively,
"Investment  Manager  Related  Persons") to the fullest extent  permitted by law against any and all Losses  incurred  by the  Investment  Manager or  Investment
Manager Related Persons arising from or in connection with this Agreement or the performance by the Investment  Manager or Investment  Manager Related Persons of
its  or  their  duties  hereunder  so  long  as  such  Losses  arise  out of the
Sub-Adviser's  willful  misfeasance,  bad faith,  gross negligence,  or reckless disregard in  performing  its  responsibilities  hereunder,  including,  without limitation,  such Losses  arising under any  applicable law or that may be based upon  any  untrue  statement  of  a  material  fact  contained  in  the  Trust's
Registration  Statement,  or any amendment thereof or any supplement thereto, or the omission to state therein a material fact that was known or that should have been  known and was  required  to be stated  therein  or  necessary  to make the statements  therein not  misleading,  if such  statement or omission was made in reasonable reliance upon information  furnished to the Investment Manager or the
Trust by the  Sub-Adviser  or a  Sub-Adviser  Related  Person  specifically  for inclusion in the Registration  Statement or any amendment  thereof or supplement thereto,  except to the extent any such Losses referred to in this paragraph (c)
result  from  willful  misfeasance,  bad faith,  gross  negligence  or  reckless disregard on the part of the Investment Manager or an Investment Manager Related
Person in the  performance  of any of its duties under,  or in connection  with, this Agreement.

     8.   (a)  This Agreement shall be executed  and become  effective as of the date written below;  provided,  however,  that this  Agreement  shall not become effective  with  respect to the Fund  unless it has first been  approved  in the manner  required by the 1940 Act and the rules  thereunder or in accordance with exemptive or other relief granted by the SEC or its staff.  This Agreement shall continue  in effect for a period of two (2) years and may be renewed  thereafter only so long as such renewal and continuance is  specifically  approved at least annually  by the Board or by the vote of a majority  of the  outstanding  voting securities  of the Fund and only if the terms and the  renewal  hereof have been approved  by the vote of a majority  of those  Trustees of the Trust who are not parties  hereto or  "interested  persons" of the Trust,  the Fund,  or any party hereto,  cast in person at a meeting  called  for the  purpose of voting on such approval.

          (b)  No amendment to this Agreement shall be effective unless approved in the manner required by the 1940 Act and the rules thereunder or in accordance with exemptive or other relief granted by the SEC or its staff.

          (c)  This Agreement may be terminated by the Investment Manager or the
Trust at any time,  without the payment of a penalty,  on written  notice to the
Sub-Adviser  of the Investment  Manager's or the Trust's  intention to do so, in the case of the Trust pursuant to action by the Board or pursuant to the vote of a majority of the outstanding voting securities of the Fund. The Sub-Adviser may terminate this Agreement at any time, without the payment of a penalty, on sixty
(60)  days'  written  notice  to the  Investment  Manager  and the  Trust of its intention to do so. Upon  termination of this Agreement,  the obligations of all the  parties  hereunder  shall  cease  and  terminate  as of the  date  of  such termination,  except  for (i) any  obligation  to  respond  for a breach of this
Agreement  committed  prior  to such  termination,  (ii) the  obligation  of the
Investment  Manager to pay to the  Sub-Adviser  the fee  provided in Paragraph 4 hereof,  prorated  to the date of  termination,  and (iii)  any  indemnification obligation  provided in Paragraph 7 hereof.  This Agreement shall  automatically terminate in the event of its  assignment.  This Agreement  shall  automatically terminate upon the termination of the Investment Management Agreement.

     9.   Any information  and advice  furnished by any  party to this Agreement to the other party or parties,  including material  non-public  information with respect to the Fund (which includes the portfolio  holdings of the Fund),  shall be treated as  confidential  and shall not be disclosed to third parties without the  consent  of the other  party  hereto  except as  required  by law,  rule or regulation.  Notwithstanding the foregoing,  information shall not be subject to such confidentiality obligations if it:

          (i)  is  already  known  to the  receiving  party  at the  time  it is obtained;

          (ii) is or becomes publicly known or available through no wrongful act of the receiving party;

          (iii) is  rightfully  received  from a third party who, to the best of
               the  receiving  party's  knowledge,   is  not  under  a  duty  of
               confidentiality;

          (iv) is  released  by the  protected  party to a third  party  without restriction;

          (v)  is required to be disclosed by the receiving  party pursuant to a
               requirement  of  a  court  order,   subpoena,   governmental   or
               regulatory  agency or law  (provided  the  receiving  party  will provide the other party written  notice of such  requirement,  to the extent such notice is permitted);

          (vi) is  relevant  to the  defense  of any  claim or  cause of  action asserted against the receiving party; or

          (vii) has  been  or is  independently  developed  or  obtained  by the receiving party.

The Sub-Adviser shall not disclose any "nonpublic personal information" (as such term is defined in Regulation S-P, including any amendments  thereto) pertaining to the customers of the Trust or a client of the Investment Manager to any third party or use such  information  other  than for the  purpose  of  providing  the services contemplated by this Agreement.

     10.  The Sub-Adviser represents, warrants and agrees that:

          (a)  The Sub-Adviser: (i) is registered as an investment adviser under the  Advisers  Act and will  continue  to be so  registered  for so long as this
Agreement  remains  in  effect;  (ii) is not  prohibited  by the 1940  Act,  the
Advisers  Act or other law,  regulation  or order from  performing  the services contemplated by this Agreement;  (iii) to the best of its knowledge, has met and will seek to continue to meet for so long as this  Agreement  remains in effect,
any  other  applicable  federal  or  state   requirements,   or  the  applicable
requirements of any regulatory or industry  self-regulatory  agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the  authority  to enter into and  perform  the  services  contemplated  by this
Agreement; and (v) will promptly notify the Investment Manager of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an  investment  company  pursuant to Section  9(a) of the 1940 Act or otherwise. The Sub-Adviser will also promptly notify the Fund and the Investment
Manager  if it is served or  otherwise  receives  notice  of any  action,  suit, proceeding,  inquiry or  investigation,  at law or in  equity,  before or by any court,  public  board or body,  involving  the  affairs  of the Fund,  provided, however,  that  routine  regulatory  examinations  shall not be  required  to be reported by this provision.

          (b)  The Sub-Adviser has adopted policies and procedures and a written code of ethics  complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, and will provide the Investment  Manager and the Board with copies of such  policies and  procedures  and code of ethics, together with evidence of its adoption.  In accordance with the  requirements of
Rule 17j-1,  the  Sub-Adviser  shall certify to the Investment  Manager that the
Sub-Adviser has complied in all material  respects with the requirements of Rule
17j-1 during the previous year and that there has been no material  violation of the  Sub-Adviser's  code of ethics  relating  to the  services  the  Sub-Adviser performs  under this  Agreement  or, if such a material  violation has occurred, that  appropriate  action  was taken in  response  to such  violation.  Upon the written request of the Investment Manager,  the Sub-Adviser shall provide to the
Investment Manager, its employees or its agents all information required by Rule
17j-1(c)(1)  relating  to the  approval  by the Fund's  Board of Trustees of the
Sub-Adviser's  code of ethics relating to the services the Sub-Adviser  performs under this Agreement.

          (c)  The Sub-Adviser has provided the Trust and the Investment Manager with a copy of its Form ADV at least  forty-eight  (48) hours prior to execution of this  Agreement,  which as of the date of this  Agreement  is its Form ADV as most  recently  filed  with  the SEC and  promptly  will  furnish  a copy of all amendments  to the Trust and the  Investment  Manager  at least  annually.  Such amendments  shall  reflect  all  changes  in  the  Sub-Adviser's  organizational structure,  professional staff or other significant  developments  affecting the
Sub-Adviser, as required by the Advisers Act.

          (d)  The Sub-Adviser will notify the Trust and the Investment  Manager of any assignment of this Agreement or change of control of the Sub-Adviser, as applicable,  and  any  changes  in the  key  personnel  who  are  the  portfolio manager(s) of the Managed  Portion prior to or promptly  after such change.  The
Sub-Adviser agrees to bear all reasonable  expenses of the Fund, if any, arising out of an assignment or change in control of the Sub-Adviser.  In the event that there is a  proposed  change in  control  of the  Sub-Adviser  that would act to terminate this Agreement,  and if a vote of shareholders to approve continuation of this  Agreement is at that time deemed by counsel to the Trust to be required by the 1940 Act or any rule or regulation thereunder,  the Sub-Adviser agrees to assume all reasonable costs associated with soliciting  shareholders of the Fund to approve  continuation of this Agreement.  Such expenses  include the costs of preparation and mailing of a proxy statement,  and of soliciting proxies. In the event  that such  proposed  change in  control of the  Sub-Adviser  shall  occur following  either:  (i)  receipt by the  Investment  Manager and the Trust of an
exemptive   order  issued  by  the  SEC  with  respect  to  the  appointment  of sub-advisers absent shareholder  approval, or (ii) the adoption of proposed Rule
15a-5 under the 1940 Act, the Sub-Adviser  agrees to assume all reasonable costs and expenses (including the costs of mailing) associated with the preparation of a  statement,  required by the  exemptive  order or Rule 15a-5,  containing  all information  that  would  be  included  in a proxy  statement  (an  "Information
Statement").  In addition,  if the  Sub-Adviser  shall resign,  the  Sub-Adviser agrees to assume  all  reasonable  costs and  expenses  (including  the costs of mailing)  associated  with the  preparation of a proxy  statement and soliciting materials or an Information Statement, as applicable.

          (e)  The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

          (f)  The Sub-Adviser has implemented policies and procedures that will prevent the disclosure by the Sub-Adviser, its employees or agents of the Fund's portfolio  holdings to any person or entity other than the  Investment  Manager, the Trust's custodian,  or other persons expressly  designated by the Investment
Manager.

     11.  This  Agreement  shall extend to and bind the successors of the parties hereto.

     12.  This  Agreement  may  be  executed   simultaneously  in  two  or  more
counterparts,  each of  which  shall be  deemed  an  original,  but all of which together shall constitute one and the same instrument.

     13.  All written  notices,  requests or other  communications  to any party hereunder  shall be given to the following  addresses and telecopy  numbers,  or such other address and telecopy  number  communicated  to the other parties from time to time:

          If to the Sub-Adviser:             Ron Redell
                                             865 South Figueroa Street,
                                             Suite 1800
                                             Los Angeles, CA 90017;
                                             with a copy to General Counsel
                                             at same address

          If to the Fund:                    John C.E. Campbell
                                             2005 Market Street
                                             Philadelphia, PA 19103;
                                             with a copy to General Counsel
                                             at same address

          If to the Investment Manager:      Jude Driscoll
                                             2005 Market Street
                                             Philadelphia, PA 19103;
                                             with a copy to General Counsel
                                             at same address

     14.  For the  purposes of this Agreement,  the terms "vote of a majority of the outstanding voting securities,"  "interested  person,"  "affiliated person,"
and "assignment" shall have the meanings given them in the 1940 Act.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be signed by their duly authorized officers and duly attested as of the 21st day of
December, 2005.

TCW INVESTMENT                                DELAWARE MANAGEMENT COMPANY,
MANAGEMENT COMPANY                            a series of DELAWARE MANAGEMENT
                                              BUSINESS TRUST

By:       /s/ Alvin R. Albe, Jr.              By:      /s/ David P. O'Connor
Name:     Alvin R. Albe, Jr.                  Name:    David P. O'Connor
Title:    President                           Title:   Sr. Vice President

Attest:   /s/ illegible                       Attest:  /s/ A.G. Ciavarelli

Agreed to and accepted as of the day and year first above written:

                                              OPTIMUM FUND TRUST
                                              on behalf of Optimum Large Cap
                                              Value Fund

                                              By:      /s/ John C.E. Campbell
                                                       John C.E. Campbell
                                                       President
                                              Attest:  /s/ Teresa D'Ottavi

                                   SCHEDULE A
                                       TO
                             SUB-ADVISORY AGREEMENT
                                 ______________

                                  FEE SCHEDULE
                                 ______________

The  compensation  payable to Sub-Adviser for its services to Paragraph 4 of the
Sub-Advisory  Agreement  shall be  calculated  and paid as follows in regards to
Optimum Large Cap Value Fund:

The total fee will be the sum of the following  percentages (on an annual basis)
of the total assets within the Managed Portion(s) sub-advised by Sub-Adviser:

0.70% (70 basis points) of the first $25 million  within the Managed  Portion(s)
0.50% (50 basis  points) of the next $75 million  within the Managed  Portion(s)
0.35% (35 basis points) of the next $150 million  within the Managed  Portion(s)
0.325% (32.5 basis  points) of all assets above $250 million  within the Managed
Portion(s)

The fee shall be  payable  on the  Managed  Portion's  average  daily net assets monthly  to the  Sub-Adviser  on or  before  the  tenth  (10th)  day of the next succeeding  calendar  month. If this Agreement  becomes  effective or terminates before the end of any month,  the investment  management fee for the period from the effective  date to the end of such month or from the beginning of such month to the date of termination,  as the case may be, shall be prorated  according to the  proration  which  such  period  bears  to the  full  month  in  which  such effectiveness or termination  occurs.  Each month,  the Investment  Manager will
provide  the  Sub-Adviser   with  a  worksheet   accompanying   payment  of  the
sub-advisory  fee that sets forth the computation of such  sub-advisory  fee. In addition to the above fees, the Sub-Adviser shall be entitled to compensation in an amount equal to any  shortfall/difference  between the amount Sub-Adviser was paid under the fee  schedule  for the  Interim  Sub-Advisory  Agreement  between
Investment  Manager and Sub-Adviser and the amount  Sub-Adviser  would have been paid under the fee schedule  above if it had been in effect  during such period.
The shortfall/difference will be calculated and paid only for the period between the effective date of the Interim Sub-Advisory  Agreement and the effective date of this Sub-Advisory Agreement.